Exhibit 99.1

ROYAL CARIBBEAN GROUP AND SANDALS RESORTS ANNOUNCE LANDMARK

PARTNERSHIP TO ACCELERATE THEIR LEADING VACATION EXPERIENCES

Royal Caribbean Group Investment to Advance Sandals and Beaches’ Growth and

Broaden the Group’s Vacation Portfolio

MONTEGO BAY, JAMAICA AND MIAMI, September 23, 2026 /PRNewswire/ -- Royal Caribbean Group (NYSE: RCL) and Sandals Resorts today announced the signing of an agreement to form a partnership in the all-inclusive resort space with a 50% investment from Royal Caribbean Group. Building on Sandals and Beaches Resorts’ more than four decades of leadership in Caribbean hospitality, the joint venture will create new opportunities for continued resort growth while broadening the experiences across Royal Caribbean Group’s vacation platform.

The partnership brings together two of the travel industry’s most celebrated vacation companies, pairing Sandals and Beaches’ all-inclusive resort expertise with Royal Caribbean Group’s vacation platform, including industry-leading brands – Royal Caribbean, Celebrity Cruises and Silversea – a portfolio of private destinations, new river cruising offering, and an industry-first loyalty program. United in a shared history in the Caribbean and connected by a love for their communities, the companies will offer travelers an unparalleled collection of cruise, private destination and resort experiences, serving guests across more vacation occasions and establishing their undisputed leadership in Caribbean vacations.

The joint venture expands Royal Caribbean Group into an adjacent vacation category, growing its participation in the approximately $2 trillion global vacation market, and meets the growing global demand for Sandals and Beaches Resorts by accelerating their expansion. The partnership will include Sandals and Beaches’ collection of premier all-inclusive properties across the Caribbean, and the companies will explore opportunities to broaden distribution, deepen guest engagement, and make it easier for travelers to discover vacation experiences offered across both portfolios.

"For nearly 60 years, we've reimagined what a vacation can be, constantly expanding the ways we inspire our guests to explore, connect and create lifelong memories,” said Jason Liberty, Chairman and CEO, Royal Caribbean Group. “We have been building a vacation platform that brings joy to millions of people around the world, and creates meaningful relationships that last with our guests. Our partnership with Sandals and Beaches Resorts is an important next step on that journey - bringing together two iconic leading vacation companies to further strengthen and grow one of the most admired resort portfolios in the world. The Stewart family has created powerful and beloved brands, and we are honored to build on that legacy. Together, we see tremendous opportunity to expand the reach of Sandals and Beaches Resorts and continue turning the vacation of a lifetime into a lifetime of vacations."

“My father, Gordon ‘Butch’ Stewart, founded Sandals Resorts with the belief that a company built in the Caribbean could stand on the world stage alongside the most respected names in hospitality. Today is proof of how far that vision can go,” said Adam Stewart, Executive Chairman of Sandals Resorts and Beaches Resorts. “This partnership is the natural next step in building on that conviction. It gives us the ability to grow faster with a partner that shares our values of exceptional hospitality, long-term investment, and the power of enduring brands. Together, we will introduce more guests to Sandals and Beaches Resorts while creating even more extraordinary experiences for those who have made our resorts part of their lives for decades.” Stewart added, “As we continue to grow, we will remain true to what has always defined us: delivering authentic vacations that exceed expectations while creating opportunities for our team members, travel advisor partners and the communities we call home. The future has never been brighter, and I know this moment would make my father incredibly proud.”

The joint venture will be governed by a board under the shared leadership of Stewart and Liberty. Stewart will maintain a leadership role in guiding the company’s long-term strategic growth as Executive Chairman of Sandals and Beaches Resorts. Existing reservations, loyalty programs, resort operations and cruise operations will continue as usual, with the partnership bringing additional resources to support future opportunities.

Under the terms of the agreement, Royal Caribbean Group will acquire a 50% equity interest in Sandals and Beaches Resorts for approximately $3 billion, representing a forward EBITDA multiple of approximately 10x. Royal Caribbean Group has secured committed debt financing from Morgan Stanley to fund the investment. The transaction is expected to close in early 2027, subject to customary approvals and closing conditions, and is expected to be accretive to earnings next year.

BofA Securities and PJT Partners acted as financial advisors, and Latham & Watkins and Jones Day acted as legal advisors to the Sandals Group. Perella Weinberg Partners and Morgan Stanley acted as financial advisors and Kirkland & Ellis LLP acted as legal advisor to Royal Caribbean Group.

About Royal Caribbean Group

Royal Caribbean Group is a leading global vacation company spanning cruise, one-of-a-kind destinations, and land-based vacation experiences. The company operates 71 ships sailing to more than 1,000 destinations across all seven continents through its three wholly owned brands - Royal Caribbean, Celebrity Cruises, and Silversea - and a 50% joint venture interest in TUI Cruises, which operates the Mein Schiff and Hapag-Lloyd brands.

The Group is expanding its portfolio of private destinations through its Perfect Day and Royal Beach Club collections, and the company will enter river cruising in 2027 with Celebrity River Cruises. Powered by innovative brands, advanced technology, and an industry-leading loyalty program, the company has built a connected vacation ecosystem, turning the vacation of a lifetime into a lifetime of vacations.

Named to the Fortune World’s Most Admired Companies 2026 list and to Forbes’ 2026 Best American Companies lists, Royal Caribbean Group is guided by its mission to deliver the best vacations responsibly. For more information, visit royalcaribbeangroup.com.

About Sandals Resorts and Beaches Resorts

Sandals and Beaches Resorts are rooted in the vibrancy, warmth and spirit of the Caribbean, redefining the region’s all-inclusive experience for more than four decades. Sandals Resorts is the adults-only all-inclusive brand with beachfront resorts across Jamaica, Antigua, Saint Lucia, The Bahamas, Barbados, Grenada, Curaçao, and Saint Vincent and The Grenadines. From local flavors and global cuisine to butler service, signature suites and the Caribbean’s first Overwater Villas, Sandals pairs elevated experiences with the distinctive spirit of each island.

Beaches Resorts is the family all-inclusive designed for how families travel today, with resorts in Negril, Jamaica and Turks and Caicos, and coming soon to Exuma, The Bahamas; Barbados; Runaway Bay, Jamaica; and Saint Vincent and The Grenadines. Multi-bedroom villas, vibrant dining and entertainment, waterparks and award-winning Kids Camps, including autism-friendly programming, make Beaches a natural choice for families and multigenerational groups to vacation together.

For more information, visit www.sandals.com and www.beaches.com.

Beyond the resorts, Sandals Foundation, the brands’ nonprofit philanthropic arm, works to strengthen Caribbean communities through programs focused on education, community and the environment. To learn more about its impact across the region, visit www.sandalsfoundation.org.

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Media Contacts:

Royal Caribbean Group
CorporateCommunications@rccl.com

Sandals Resorts
MediaRelations@uvi.sandals.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release relating to, among other things, the proposed partnership between Royal Caribbean Group and Sandals Resorts and our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to statements regarding the benefits and expected impact of the proposed joint venture, including the timing of closing of the transaction, earnings impact, and financing arrangements; anticipated growth, expansion and future opportunities for Sandals and Beaches Resorts; and expectations regarding continuity of existing reservations, loyalty programs, and resort operations. Words such as "anticipate, "committed," "could," "expect," "position," "will," "would," and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management's current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the following: the risk that the anticipated benefits, synergies and growth opportunities of the joint venture may not be realized or may take longer than expected to be realized; the impact of the economic and geopolitical environment, including changing tariffs and the related uncertainty thereof, on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; changes in operating costs; the unavailability or cost of air service; disease outbreaks and increased concern about the risk of illness on our ships or when travelling to or from our ships, which could cause a decrease in demand, guest cancellations, and ship redeployments; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; the effects of weather, climate events and/or natural disasters on our business; risks related to our sustainability activities; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; unavailability of ports of call; vacation industry competition and increase in industry capacity and overcapacity; inability to manage our cost and capital allocation strategies; the uncertainties of conducting business globally and expanding into new markets and new ventures, including potential acquisitions; issues with travel advisers that sell and market our cruises; reliance on third-party service providers; potential unavailability of insurance coverage; the risks and costs related to cyber security attacks, data breaches, protecting our systems and maintaining data integrity and security; uncertainties of a foreign legal system as we are not incorporated in the United States; our ability to obtain sufficient financing or capital to fund our capital expenditures, operations, debt repayments and other financing needs; our expectation and ability to pay a cash dividend on our common stock in the future; changes to our dividend policy; growing anti-tourism sentiments and environmental concerns; changes in U.S. or other countries' foreign travel policy; impact of new or changing legislation and regulations (including environmental regulations) or governmental orders on our business; fluctuations in foreign currency exchange rates, fuel prices and interest rates; further impairments of our goodwill, long-lived assets, equity investments and notes receivable; an inability to source our crew or our provisions and supplies from certain places; our ability to recruit, develop and retain high quality personnel; and pending or threatened litigation, investigations and enforcement actions.

More information about factors that could affect our operating results is included under the caption "Risk Factors" in our most recent annual report on Form 10-K, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward -looking statements, whether as a result of new information, future events or otherwise.